Exhibit 13.1

Certification by the Chief Executive Officer Pursuant to 18USC 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) this amendment to the annual report on Form 20F as filed by Forum Energy Corporation (the “Company”) for the year ended December 31, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.

Date: July 15, 2004	Forum Energy Corporation

By: /s/ “David Robinson”
David Robinson,
Chief Executive Officer

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